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                        CONSENT OF INDEPENDENT AUDITORS



To the Stockholders and Directors of
eSAT, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 29, 2000 relating to the financial statements of eSAT, Inc., for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ SPRAYBERRY BARNES MARIETTA & LUTTRELL
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Sprayberry, Barnes, Marietta & Luttrell
formerly known as
Carpenter, Kuhen & Sprayberry
Bakersfield, California
February 9, 2001